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                                                                    Exhibit 23.6

     We hereby consent to the use in the Registration Statement of Johnson & Johnson on Form S-4 and in the Proxy Statement/Prospectus of Johnson & Johnson and Heartport, Inc., which is part of the Registration Statement, of our opinion dated January 25, 2001, appearing as Annex 3 to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name in the section entitled "Opinion of Morgan Stanley & Co. Incorporated." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                          MORGAN STANLEY & CO. INCORPORATED,

                                          By: /S/ KEITH SEDWICK
                                            ------------------------------------
                                              Keith Sedwick
                                              Principal

San Francisco, California
February 8, 2001